Exhibit 2.3

FORM OF PLAN OF MERGER

LATAM LOGISTIC PROPERTIES, S.A. AND LPA PANAMA GROUP CORP.

NOTARIZED DOCUMENT NUMBER[●]

Whereby the documents are registered that prove the merger of LATAM LOGISTICS PROPERTIES, S.A., the merging company, and LPA PANAMA GROUP CORP., the merged company.

Panama, on the [●] day of [●], 2024.

In Panama City, the capital of the Republic of Panama and the capital of the Notarial Circuit by the same name, on this, the [●] ([●]) day of the month of [●] in the year two thousand twenty-four (2024), before me, [Mr./Ms.] [●], [●] Notary Public for the Panama Circuit, the bearer of personal ID card number [●] ([●]), there appeared Mr. CECILIO AUGUSTO CASTILLERO LIZÁN, a male, a Panamanian citizen, of age, married, a resident of this city, a practicing attorney, the bearer of ID card number eight – two hundred thirty-three – four hundred eighty-one (8-233-481), who is known to me and who acts in his capacity as partner in the law firm SIGMA International and Global Market Attorneys, duly authorized for this purpose as shown below in this notarized document and who delivered to me documents to be formally registered, and which I do register, that prove the merger of LATAM LOGISTIC PROPERTIES, S.A., the merging company, and LPA PANAMA GROUP CORP., the merged company.

The content of the aforementioned documents is transcribed in a copy of this instrument.

This document was read to the appearing party in the presence of the instrumental witnesses [●], the bearer of ID number [●] and [●], the bearer of ID number [●], both of age and residents of this city, whom I know and are able to act as such, all of whom found the document to be in order, approved it and all of whom, for the record, signed it before me, the Notary, and I attest.

THIS NOTARIZED DOCUMENT BEARS THE NUMBER	[●]

([●])

(Sgd.) CECILIO AUGUSTO CASTILLERO LIZÁN– [Name of witness 1] — [Name of witness 2] – Mr./Ms. [Name of the notary], [●] Notary Public for the Circuit of Panama.

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SECRETARY’S CERTIFICATE

LATAM LOGISTIC PROPERTIES, S.A.

I, the undersigned, Alejandro Vargas Yong, on behalf of NASSAR ABOGADOS, as ad hoc secretary of the special shareholders’ meeting held on November 30, 2023 at 9:00 am, Panama time, of LATAM LOGISTIC PROPERTIES, S.A. (the “Company”), a corporation organized and existing under the laws of the Republic of Panama, registered under No. 155601029 of the Panama Public Registry, hereby certify that:

(i) a virtual special meeting of the shareholders of the Company was duly held on November 30, 2023 at 9:00 am, Panama time, via a teleconference through the Teams platform in which real time and undelayed bidirectional participation was ensured. The virtual meeting complied as well with the principles of integrality, interactivity and simultaneity in the communication of all the participants.

(ii) the total number of issued and outstanding shares was either present or duly represented at the meeting, and a quorum was achieved and maintained during the meeting, in agreement with the prior notice sent to the shareholders within the term and through the means established for that purpose;

(iii) the meeting was chaired by ESTEBAN SALDARRIAGA GAVIRIA, President of the Company, and NASSAR ABOGADOS, as ad hoc secretary; and

(iv) the resolutions listed below were approved in this meeting with the favorable vote of JREP I LOGISTICS ACQUISITION, L.P. and LATAM LOGISTIC EQUITY PARTNERS, LLC, who are shareholders that represent 92% of the Company stock; the Company’s Investment and Operations Committee also approved the resolutions pursuant to the Company’s authority delegation policy:

1. Authorize, as it is hereby authorized, the entering into a merger agreement between the Company, as the merging and surviving company, and LPA PANAMA GROUP CORP., as merged company, a corporation organized and existing under the laws of the Republic of Panama and registered under No. 155744581 of the Panama Public Registry.

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2. Authorize, as it is hereby authorized, the Company’s President, Secretary, and directors so that at least 4 of the directors of the Company, together with the Company’s President and the Secretary, sign the merger agreement in the manner presented at the meeting with such additions, deletions or changes as the President and the Secretary may deem advisable.

3. Authorize, as they are indeed authorized, SIGMA International and Global Market Attorneys to appear before a Notary and carry out all necessary or advisable actions to formalize and register these minutes and the merger agreement with the Panama Public Registry. “

IN WITNESS WHEREOF, I issue this Secretary’s Certificate on December 12, 2023.

(Sgd.) Alejandro Vargas Yong

NASSAR ABOGADOS.

AUTHENTICATION OF SIGNATURE. I, the undersigned Notary, EMILIA WILLIAMS AGUILAR, of age, married, a resident of Curridabat, ID card Three-three hundred fifty-eight-three hundred seventy-five; Credential: fifteen thousand five hundred seventeen, with an office in the city of San José, Montes de Oca, Barrio La Granja, fifty meters south of the restaurant Machu Picho, attest that the foregoing signature presented to me appears in a document that consists in a SECRETARY’S CERTIFICATE, and that it is the signature of ALEJANDRO VARGAS YONG, the bearer of ID number one-one thousand two hundred sixty-one-zero two hundred six. Since the signing was done in my presence I certify it to be authentic. My signature is handwritten, and both the signature and the stamp are registered with the National Directorate of Notaries. The authentication is made at the request of Mr. ALEJANDRO VARGAS YONG. I issue this authentication to be effective in the Republic of Panama. That is all. I sign in San José, at 9:00 am on December 12, 2023. The statutory tax stamps have been paid and affixed hereto.

Bank of Costa Rica

Branch: 937 BARRIO AMON

Date: 12/12/2023 Time: 2:41:57 PM

Detail of the Assessment

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Assessment: 511994443 Payment: 534970702

Paid

BAR ASSOCIATION STAMP 275.00

(Stamp – BCR Bank of Costa Rica-BARRIO AMON BRANCH-DEC. 12, 2023))

(Stamp – BCR Bank of Costa Rica)

Transaction currency: COLONS

Subtotal Stamp Duty: 275.00

Discount: 16.50

Total Duties: 258.50

Bank of Costa Rica

Branch: 933 NATIONAL PUBLIC RECORDS OFFICE

Date: 01/11/2024 Time: 8:26:02 AM

Detail of Assessment

Assessment: 514098015 Payment: 538035030

Paid

TAX STAMP 125.00

(Stamp-EL REGISTRO Branch-JAN. 11, 2024- ANDY ORTEGA CALVO-TELLER)

Transaction currency: COLONS

Subtotal Stamp Duty: 125.00

Discount: 7.50

Total Stamp Duty: 117.50

EMILIA WILLIAMS AGUILAR

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Bank of Costa Rica

02/01/2024 at 2:55 pm

Branch: 616 BANK BRANCH INS

Teller: 11898424

Document: 51672611

Form:00000000000

Reason: 3052

PAYMENT OF FEES-ASSESSMENT

Payment number: 000540201208

Assessment: 516726110

Registration: PAYMENT OF STAMP DUTY

Action: PAYMENT OF STAMP DUTY

Amount assessed: 0.01

Description:

Voucher:

Property/Motor:

NA PARKS STAMP DUTY 500.00

STAMP DUTY

(Circular stamp- MINISTRY OF FOREIGN RELATIONS AND CULT – DEPT. OF AUTHENTICATIONS)

Applicant:

Transaction currency: COLONS

Subtotal Stamp Duty: 625.00

Discount: 37.50

Total Stamp Duty: 587.50

Total DGTD: 0.00

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TRANSACTION BREAKDOWN:

Cash: 587.50

Securities: 0.00

Total: 587.50

Amount in words:

FIVE HUNDRED EIGHTY-SEVEN COLONS AND FIFTY CENTS.

000118040521

(Circular stamp- MINISTRY OF FOREIGN RELATIONS AND CULT – DEPT. OF AUTHENTICATIONS)

BCR Bank of Costa Rica – BCR-INS FEB 01 2024 – JUAN MANUEL RODRIGUEZ SANCHEZ- CUSTOMER SERVICE

NATIONAL DIRECTORATE OF NOTARIES

3007594808– QR CODE

DNN

National Directorate of Notaries

NATIONAL DIRECTORATE OF NOTARIES

NATIONAL REGISTER OF NOTARIES

AUTHENTICATION 334560-2024

FORMALITY: 192708

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Ms. I, MARIA PAULA AGÜERO BENAMBURG, AUTHORIZED OFFICIAL OF THE NATIONAL DIRECTORATE OF NOTARIES OF THE REPUBLIC OF COSTA RICA; DO HEREBY CERTIFY: That the SIGNATURE of Notary Public EMILIA AGUILAR, ID 303580375, CREDENTIAL NUMBER 15517, is similar to the signature registered at the National Register of Notaries in this Directorate. That, on the date the Notary issued the within document, they were authorized to act as a Notary. WARNINGS OF NULLITY AND VALIDITY: If this page is torn from the attached pages, or the stamps of this Directorate that bind said page are “torn” or altered, the authentication is automatically rendered void. This signature legalization formality does not imply confirmation or pass any judgment on the lawfulness, validity, efficacy, authenticity or legitimacy of the attached document or its contents, nor does it imply any tax solvency directly or indirectly related to said document; consequently, it does not imply any guarantee or liability of the National Directorate of Notaries or the official issuing the legalization, all of which is the absolute responsibility of the attestor; Furthermore, no applicable administrative or disciplinary actions are exhausted that might be applicable against the Notary arising from notarial irregularities found or that might be found subsequently. IT IS TRUE AND CORRECT - San Pedro de Montes de Oca, at 1:33 pm on February 1, 2024. The statutory tax stamps have been paid and affixed hereto. (LAST LINE).

(Sgd.)

Ms. María Paula Agüero Benamburg

Authorized official

Res. No. DNN-DE-051-2020

(Circular stamp-National Register of Notaries DNN National Directorate of Notaries-Notarial Services Unit)

San Pedro de Montes de Oca, Costado oeste del Mall San Pedro, Oficentro

Sigma, Edificio A, 5° piso. Tel: 2528-5756 / Fax: 2528-5754

NATIONAL DIRECTORATE OF NOTARIES

3007594808                                001-57429674

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REPUBLIC OF COSTA RICA

MINISTRY OF FOREIGN AFFAIRS AND CULT

APOSTILLE

(Convention de La Haye du 5 octobre 1961)

1. Country: Costa Rica

Code: MCDX0RYVIL6

This public document

2. Has been signed by MARIA Paula Agüero Benamburg

3. Acting in the capacity of: Registration Certifying Officer

4. Bears the seal/stamp of: National Directorate of Notaries

Certified

5. At: San José, Costa Rica

6. On: 02/01/2024

7. By: Cristian Abarca Álvarez, Certification Officer

Ministry of Foreign Affairs

8. No.: 1053955

9. Stamp: (Circular stamp – MINISTRY OF FOREIGN AFFAIRS AND CULT – SAN JOSE, COSTA RICA-)

10. Signature: (Sgd.)

QR Code

1058771

This apostille/legalization only certifies the signature, the capacity of the signer and the seal or stamp it bears. It does not certify the content of the document for which it was issued.

The authenticity of this apostille / legalization may be verified at: http://www.rree.go.cr

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SECRETARY’S CERTIFICATE

LPA PANAMA GROUP CORP.

I, the undersigned, Carolina Zúñiga Carmiol, Secretary of LPA PANAMA GROUP CORP. (the “Company”), a corporation organized and existing under the laws of the Republic of Panama and registered under No. 155744581 of the Panama Public Registry, do hereby certify that: (i) a special meeting of the Company shareholders was held on December 6, 2023 at 3:00 pm via a teleconference following a prior call, in which the total number of issued and outstanding shares was either present or represented and a quorum was achieved and maintained during the meeting;

(ii) Mr. Esteban Saldarriaga Gaviria, President of the Company, chaired the meeting, and Carolina Zúñiga Carmiol, Company Secretary, acted as secretary of the meeting; and

(iii) the following resolutions were approved unanimously:

“1. Authorize, as it is hereby authorized, the entering into a merger agreement between LATAM LOGISTIC PROPERTIES, S.A., a corporation organized and existing under the laws of the Republic of Panama and registered under No. 155601029 of the Panama Public Registry, as the merging and surviving company, and the Company, as the merged company.

2. Authorize, as it is hereby authorized, the President and the Secretary of the Company to sign the merger agreement in the manner presented at the meeting with such additions, deletions or changes as the President and the Secretary may deem advisable.

3. Authorize, as they are indeed authorized, SIGMA International and Global Market Attorneys to appear before a Notary and carry out all necessary or advisable actions to formalize and register these minutes and the merger agreement with the Panama Public Registry.”

IN WITNESS WHEREOF, I issue this Secretary’s Certificate on December 6, 2023.

(Sgd.) Carolina Zúñiga Carmiol.

I, ALEJANDRO VARGAS YONG, NOTARY PUBLIC, WITH AN OFFICE OPEN IN THE CITY OF SAN JOSE, SAN FRANCISCO DE GOICOCHEA, OFICENTRO TORRES DEL CAMPO, TORRE UNO, PISO DOS, hereby certify that the signature that appears in the document above called Secretary’s Certificate is the signature of Ms. CAROLINA ZÚÑIGA CARMIOL, bearer of ID number two-zero six hundred forty-four-zero three hundred three. Since the signing was done in my presence, I certify it to be authentic. The authentication is made at the request of Ms. Carolina Zúñiga Carmiol. I, the undersigned Notary hereby certify that my signature is my own handwriting and that it is the one registered with the National Directorate of Notaries, as is the engraved seal. I issue this authentication to be effective in the Republic of Panama. San José, at 3:30 pm on December 6, 2023. The statutory tax stamps have been paid and affixed hereto.***

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(Sgd.)

Bank of Costa Rica

Branch: 914 CENTRO DE NEGOCIOS CURRID

Date: 12/04/2023 Time: 3:49:42 PM

Detail of Assessment

Assessment: 511064519 Payment: 533462096

Paid

BAR ASSOCIATION STAMP 275.00

(Circular stamp-National Register of Notaries DNN National Directorate of Notaries-Notarial Services Unit)

(Stamp – BCR Bank of Costa Rica)

Transaction currency: COLON

Subtotal Stamp Duty: 275.00

Discount: 16.50

Total Stamp Duty: 258.50

Dec.4,2023

NICOLE ROJAS ALVARADO

TELLER

(Circular stamp-Notary Public C.19204- ALEJANDRO VARGAS YONG- COSTA RICA)

(Circular stamp-Notary Public C.19204- ALEJANDRO VARGAS YONG- COSTA RICA)

ALEJANDRO VARGAS YONG

112610206                               19204—56636662

Bank of Costa Rica

Branch: 933 NATIONAL PUBLIC RECORDS OFFICE

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Date: 11/23/2023 Time: 8:55:24 AM

Detail of Assessment

Assessment: 510090982 Payment: 531987922

Paid

TAX STAMP 125.00

(Circular stamp-National Register of Notaries DNN National Directorate of Notaries-Notarial Services Unit)

Transaction currency: COLONS

Subtotal Stamp Duty: 125.00

Discount: 7.50

Total Stamp Duty: 117.50

NATIONAL DIRECTORATE OF NOTARIES

3007594808– QR CODE

DNN

National Directorate of Notaries

NATIONAL DIRECTORATE OF NOTARIES

NATIONAL REGISTER OF NOTARIES

AUTHENTICATION 330792-2023

FORMALITY: 1902108

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Ms. I, HEILYN ANDREA SOTO FONSECA, AUTHORIZED OFFICIAL OF THE NATIONAL DIRECTORATE OF NOTARIES OF THE REPUBLIC OF COSTA RICA; DOES HEREBY CERTIFY: That the SIGNATURE of Notary Public ALEJANDRO VARGAS YONG, ID 112610206, CREDENTIAL NUMBER 19204, is similar to the signature registered at the National Register of Notaries in this Directorate. That, on the date the Notary issued the within document, they were authorized to act as a Notary. WARNINGS OF NULLITY AND VALIDITY: If this page is torn from the attached pages, or the stamps of this Directorate that bind said page are “torn” or altered, the authentication is automatically rendered void. The signature legalization formality does not imply confirmation or pass judgment on the lawfulness, validity, efficacy, authenticity or legitimacy of the attached document or its contents, nor does it imply any tax solvency directly or indirectly related to said document; consequently, it does not imply any guarantee or liability of the National Directorate of Notaries or the official issuing the legalization, all of which is the absolute responsibility of the attestor; Furthermore, no administrative or disciplinary actions are exhausted that might be applicable against the Notary arising from notarial irregularities found or that might be found subsequently. IT IS TRUE AND CORRECT - San Pedro de Montes de Oca, at 11:44 am on December 14, 2023. The statutory tax stamps have been paid and affixed hereto. (LAST LINE).

(Sgd.)

Ms. Heilyn Andrea Soto Fonseca

Authorized official

Res. No. DNN-DE-051-2020

(Circular stamp-National Register of Notaries DNN National Directorate of Notaries-Notarial Services Unit)

San Pedro de Montes de Oca, Costado oeste del Mall San Pedro, Oficentro

Sigma, Edificio A, 5° piso. Tel: 2528-5756 / Fax: 2528-5754

NATIONAL DIRECTORATE OF NOTARIES

3007594808                                       001—57427665

Bank of Costa Rica– Office: 933 National Records Office – Paid – National Parks Stamp Duty 500.00 – Stamp Duty 125.00 – Transaction currency: COLONS – Subtotal Stamp Duty: 625.00 – Discount: 37.50 – Total Stamp Duty: 587.50– OCT. 11, 2023 *

Circular stamp (Ministry of Foreign Affairs - Dept. of Authentication)

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REPUBLIC OF COSTA RICA

MINISTRY OF FOREIGN AFFAIRS AND CULT

APOSTILLE

(Convention de La Haye du 5 octobre 1961)

1. Country: Costa Rica

Code: HCDNRFXIAN2

This public document

2. Has been signed by: Heilyn Andrea Soto Fonseca

3. Acting in the capacity of: Registration Certifying Officer

4. Bears the seal/stamp of: National Directorate of Notaries

Certified

5. At: San José, Costa Rica

6. On: 01/09/2024

7. By: Jhonn Andres Lobo Solano, Authentication Officer

Ministry of Foreign Affairs

8. No.: 1044834

9. Stamp: (Circular stamp – MINISTRY OF FOREIGN AFFAIRS AND CULT – SAN JOSE, COSTA RICA-)

10. Signature: (Sgd.)

QR Code

1049258

This apostille/legalization only certifies the signature, the capacity of the signer and the seal or stamp it bears. It does not certify the content of the document for which it was issued.

The authenticity of this apostille / legalization may be verified at: - The authenticity of this apostille / legalization may be verified at: http://www.rree.go.cr

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MERGER AGREEMENT

This merger agreement is entered into on the [●] day of [●] 2024 between (i) LATAM LOGISTIC PROPERTIES, S.A., a corporation organized and existing under the laws of the Republic of Panama, registered under No. 155601029 of the Panama Public Registry (the “Merging Company”) and (ii) LPA PANAMA GROUP CORP., a corporation organized and existing under the laws of the Republic of Panama, registered under No. 155744581 of the Panama Public Registry (the “Merged Company” and together with the Merging Company, the “Parties”).

WHEREAS:

I. [With] the purpose of making certain administrative and financial economies, the Parties wish to merge;

II. The Merging Company has a subscribed capital of US$168,142,740 divided into 168,142,740 shares with a par value of one dollar (US$1.00) each;

III. The Merged Company has an authorized capital of ONE THOUSAND DOLLARS (US$1,000) divided into one thousand (1,000) registered common shares with a par value of ONE DOLLAR (US$1.00) each, all of which are issued and outstanding and fully paid and released.

The Parties, acting in agreement with Law 32 of February 26, 1927 of the Republic of Panama, hereby agree for the Parties to be merged in such a way that the Merging Company will be the surviving company and successor of all the property, rights and obligations of the Merged Company, pursuant to the following

CLAUSES:

ONE: On the date this merger agreement is registered at the Panama Public Registry (the “Effective Time”), the Merged Company shall cease to exist and shall be merged into the Merging Company pursuant to the provisions of Law 32 of February 26, 1927 of the Republic of Panama.

TWO: On the Effective Time, the Merging Company shall become the owner of the entirety of the assets owned by the Merged Company and shall also be responsible for the entirety of the obligations and liabilities of the Merged Company.

This merger agreement shall be sufficient title for the transfer of assets and the assignment of liabilities and obligations of the Merged Company to the Merging Company.

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THREE: The Articles of Incorporation of the Merged Company shall remain valid and binding in the same terms they were immediately before the merger is finalized, without change, with the exception of the company’s name, board of directors and officers, and, with these changes, they shall become the Articles of Incorporation of the Merging Company. The name of the Merging Company shall be LATAM LOGISTIC PROPERTIES, S.A. The members of the board of directors, the officials and the Merged Company’s authorized representative from the Effective Time shall be the following:

Name	Title	Address

[●]	Director	[●]

[●]	Director	[●]

[●]	Director	[●]

[●]	Director	[●]

[●]	Director	[●]

[●]	President	[●]

[●]	Secretary	[●]

[●]	Treasurer	[●]

FOUR: On the Effective Time:]

(i) Merging Company’s Shares. As provided for in item (ii) of this clause, all of the Merging Company’s issued and outstanding shares prior to the Effective Time shall automatically be canceled and cease to exist for the right to receive the Merger Consideration (as defined in clause five), with each Merging Company’s shareholder entitled to receive a Pro Rata Share of the Merger Consideration, without interest, upon delivery of the Transmittal Documents. As of the Effective Time, each Merging Company shareholder shall cease to have any other rights in and to the Merging Company.

(ii) Treasury Shares. Notwithstanding item (i) of this clause, at the Effective Time, if there are any Merging Company Securities that are owned by the Merging Company such as Treasury Shares, unissued authorized capital or any Merging Company Securities owned by any direct or indirect subsidiary of the Merging Company immediately prior to the Effective Time, such Merging Company Securities shall be canceled and shall cease to exist without any conversion thereof or payment therefor.

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(iii) Merging Company’s convertible Securities. Any Merging Company Convertible Securities, if not exercised or converted prior to the Effective Time into Merging Company shares shall be canceled, retired and terminated and thereby cease to represent any right to acquire, be exchanged for or converted into Merging Company shares or into any other securities or otherwise receive payment of cash or other consideration therefor, whether upon any contingency or valuation or otherwise.

(iv) Merged Company Shares. All of the Merged Company shares issued and outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of the Merging Company, with the same rights, powers and privileges as the shares of the Merged Company so converted and shall constitute the only shares issued and outstanding of the Merging Company.

FIVE. The aggregate consideration to be paid to the Merging Company Securities holders pursuant to the merger (the “Merger Consideration”) shall be Two Hundred Eighty-six million United States dollars (US$286,000,000). The Merger Consideration will be paid in shares of a Merging Company’s affiliated company (the “Merging Company’s Affiliate”) each valued at ten U.S- dollars ($10.00) per share. Every Merging Company shareholder will receive for each Merging Company share held (but excluding any Merging Company Securities described in item (ii) of Clause Four), an amount equal to the Per Share Price, which will be paid in the form of Merging Company Affiliated Company shares with each share valued at ten U.S. dollars ($10.00) per share. For the avoidance of doubt, no holder of Merging Company Securities will receive any consideration under or in relation to this merger agreement unless they are holders of Merging Company shares as of the Effective Time.

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SIX: For purposes of this agreement, the following terms shall have the meanings stated below:

“Transmittal Documents” means (i) the Merging Company certificates of shares (or a certificate that said share certificates are lost with an substantially satisfactory indemnification to the Merging Company’s Affiliate) together with a properly completed and duly executed transferring instrument, (ii) [Deliverables of the Pledge of the PubCo Shares] and (iii) such other documents as may be reasonably requested by the Merging Company’s Affiliate.

“Pro Rata Share” means with respect to each Merging Company shareholder, a fraction expressed as a percentage equal to (i) the number of Merging Company shares held by such shareholder as of the Effective Time, divided by (ii) the total number of issued and outstanding Merging Company shares as of the Effective Time.

“Per Share Price” means an amount equal to (i) the Merging Consideration divided by (ii) the total number of issued and outstanding Merging Company Shares as of the Effective Time (including after giving effect to the conversion or exercise of any Securities prior to the Effective Time);

“Merging Company’s Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any capital shares of the Merging Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any Merging Company shares. For the avoidance of doubt, Merging Company Convertible Securities shall include any securities, rights and/or profit interest, issued by any affiliate, plan, company or any other entity which, directly or indirectly, holds Merging Company Securities, and which can cause the revaluation, valuation, issuance, profits or payment of consideration in connection with, or conversion, exercise or exchange of, Merging Company Securities; and

“Merging Company Securities” means, collectively, the Merging Company shares and any Merging Company Convertible Securities.

IN WITNESS WHEREOF, the [●] of LATAM LOGISTIC PROPERTIES, S.A. and LPA PANAMA GROUP CORP. sign this merger agreement on [●][●], 2024.

LATAM LOGISTIC PROPERTIES, S.A.LPA PANAMA GROUP CORP.

(Sgd.) [Name] (Sgd.) Esteban Saldarriaga Gaviria

(Sgd.) [Name] (Sgd.) Carolina Zúñiga Carmiol

(Sgd.) [Name]

This copy is true to the original that I issue, stamp and sign in Panama City, Republic of Panama, on the [●] ([●]) day of the month of [●] two thousand twenty-three (2023).

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